Exhibit 99.1

FOR IMMEDIATE RELEASE

INTRICON 2007 THIRD-QUARTER SALES UP 48 PERCENT OVER PRIOR YEAR

Focus on Body-Worn Devices Helps Drive Gains

ST. PAUL, Minn. — Oct. 24, 2007 — IntriCon Corporation (AMEX: IIN), a designer, developer, manufacturer and distributor of body-worn medical and electronics devices, today announced financial results for its 2007 third quarter ended September 30, 2007.

For the third quarter, the company reported quarterly net sales of $18.4 million, a 48 percent increase from net sales of $12.5 million for the 2006 third quarter. IntriCon delivered third-quarter net income of $650,000, or $0.12 per diluted share, up 48 percent from net income of $438,000, or $0.08 per diluted share, for the 2006 third quarter. The 2007 net sales and net income include results from the late-May 2007 acquisition of Tibbetts Industries, Inc.

“Our core businesses of medical, hearing health and professional audio—being driven by the demand for miniature body-worn devices—posted significant year-over-year gains,” said Mark S. Gorder, president and chief executive officer of IntriCon. “Medical was particularly strong, growing 137 percent year over year. In the medical arena, we’re seeing increased demand from OEMs.”

For the nine-month period, IntriCon reported net sales of $50.0 million and net income of $1.2 million, or $0.22 per diluted share. This compares to 2006 nine-month sales of $37.5 million and net income of $719,000, or $0.14 per diluted share, from continuing operations.

Included in the 2007 third-quarter results are net sales of $2.0 million and net income of $89,000, or $0.02 per diluted share, from the acquisition of Tibbetts Industries. The nine-month period includes net sales of $2.9 million and net income of $37,000, or $0.01 per diluted share, from Tibbetts Industries.

Business Update

For the third quarter, IntriCon’s core businesses increased 60 percent year over year. The company’s non-core electronics business decreased 3 percent from the third quarter of 2006. IntriCon’s gross margins rose to 28 percent from 23 percent a year earlier. Operating income more than doubled.

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IntriCon Corporation 2007 Third-Quarter Results

October 24, 2007

Said Gorder, “By focusing on our expanding core businesses, we’re delivering significant incremental gains across the board. The Tibbetts acquisition enhances our medical and professional audio capabilities and product portfolio, and gives IntriCon a presence in the security market. Additionally, we recently entered into a strategic alliance with Minneapolis-based Advanced Medical Electronics Corp. (AME) to develop and manufacture new miniature, wireless, ultra low-power bio-telemetry instruments.

“Through the agreement, IntriCon will manufacture AME’s bio-telemetry devices and supply them to third-party distributors. We also gain exclusive access to key AME technology and will be able to use this technology to develop additional bio-telemetry applications. Increasingly, the medical industry is looking for wireless, low-power capabilities in their devices, and we believe that AME’s technology will allow us to develop new devices that better connect patients and care givers, providing critical information and feedback.”

Also in the third quarter, IntriCon’s Singapore facility achieved International Organization for Standardization (ISO) 13485 compliance. ISO 13485 compliance means that the company’s Singapore plant meets the comprehensive management system requirements for the design and manufacture of medical devices.

Said Gorder, “Achieving ISO 13485 compliance is a significant milestone for the company. It gives our key OEM customers a cost-effective way to manufacture their body-worn devices and other medical products. Being competitive in today’s marketplace demands the ability to have manufacturing capabilities in lower-cost geographies. Going forward, we plan to expand into other cost-efficient locations.”

In addition to possible overseas expansion, according to Gorder, IntriCon’s growth strategies may also include further acquisitions that are consistent with the company’s mission. The company continues to work to accelerate new product development, further commit to research and development initiatives, and incorporate proprietary technology in all devices.

Concluded Gorder, “As a company we’re delivering both sequential and year-over-year growth in our core businesses. While seasonality is a normal part of our industry, we believe that our long-term prospects in the miniature body-worn device arena are promising.”

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IntriCon Corporation 2007 Third-Quarter Results

October 24, 2007

About IntriCon Corporation

Headquartered in Arden Hills, Minn., IntriCon Corporation designs, develops and manufactures miniature and micro-miniature body-worn medical and electronics products. The company is focused on four key markets: medical, hearing health, professional audio and communications, and electronics. IntriCon has facilities in the United States, Asia and Europe. The company’s common stock trades under the symbol “IIN” on the American Stock Exchange. For more information about IntriCon, visit www.intricon.com.

Forward-Looking Statements

Statements made in this release and in IntriCon’s other public filings and releases that are not historical facts or that include forward-looking terminology such as “may”, “will”, “believe”, “expect”, “should”, “optimistic” or “continue” or the negative thereof or other variations thereon are “forward-looking statements” within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements include, without limitation, statements concerning the benefits AME’s technology, prospects in the miniature body-worn device arena, future growth and expansion, future financial condition and performance, prospects, and the positioning of IntriCon to compete in chosen markets. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that are beyond IntriCon’s control, and may cause IntriCon’s actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the forward-looking statements. These risks, uncertainties and factors include, without limitation, risks related to the Tibbetts acquisition, including unanticipated liabilities and expenses, the risk that IntriCon may not be able to achieve its long-term strategy, weakening demand for products of the company due to general economic conditions, possible non-performance of developing technological products, the volume and timing of orders received by the company, changes in the mix of products sold, competitive pricing pressures, availability of electronic components for the company’s products, ability to create and market products in a timely manner, competition by competitors with more resources than the company, foreign currency risks arising from the company’s foreign operations and other risks detailed from time to time in the company’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended December 31, 2006. The company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

Contacts

At IntriCon:	At Padilla Speer Beardsley:
Scott Longval, CFO	Matt Sullivan/Marian Briggs
651-604-9526	612-455-1700
slongval@intricon.com	msullivan@psbpr.com / mbriggs@psbpr.com

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IntriCon Corporation 2007 Third-Quarter Results

October 24, 2007

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Three Months Ended
	September 30, 2007	September 30, 2006
Sales, net	$18,441,894	$12,487,832

Costs of sales	13,316,223	9,614,058

Gross profit	5,125,671	2,873,774

Operating expenses:
Selling expense	1,094,340	848,499
General and administrative expense (a)	2,167,118	1,177,860
Research and development expense	734,778	256,678
Total operating expenses	3,996,236	2,283,037

Operating income	1,129,435	590,737

Interest expense	(278,251)	(91,394)
Interest income	13,265	16,842
Equity in earnings of partnerships	(75,000)	—
Other expense, net	(53,444)	(10,401)

Income before income taxes	736,005	505,784
Income tax expense	85,545	52,856
Income from continuing operations	650,460	452,928

Loss from discontinued operations, net of income tax expense	—	(14,655)

Net income	$650,460	$438,273

Income (loss) per share:
Basic
Continuing operations	$.13	$.09
Discontinued operations	—	(.01)
	$.13	$.08

Diluted
Continuing operations	$.12	$.08
Discontinued operations	—	(.00)
	$.12	$.08

Average shares outstanding:
Basic	5,201,966	5,157,925
Diluted	5,562,345	5,413,277

(a)	General and administrative expense includes $66,488 and $56,166 of non-cash stock option expense related to the adoption of FAS 123(R) for 2007 and 2006, respectively.

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IntriCon Corporation 2007 Third-Quarter Results

October 24, 2007

IntriCon Corporation

Consolidated Condensed Statements of Operations

(Unaudited)

	Nine Months Ended
	September 30, 2007	September 30, 2006

Sales, net	$49,958,858	$37,532,457

Costs of sales	37,415,415	28,372,969

Gross profit	12,543,443	9,159,488

Operating expenses:
Selling expense	2,899,978	2,620,031
General and administrative expense (a)	5,200,599	3,804,666
Research and development expense	2,118,236	1,437,499
Total operating expenses	10,218,813	7,862,196

Operating income	2,324,630	1,297,292

Interest expense	(771,656)	(392,570)
Interest income	71,048	56,482
Equity in earnings of partnerships	(155,000)	—
Other expense, net	(43,394)	(71,345)

Income before income taxes	1,425,628	889,859
Income tax expense	220,816	127,874
Income from continuing operations	1,204,812	761,985

Loss from discontinued operations, net of income tax expense	—	(42,630)

Net income	$1,204,812	$719,355

Income (loss) per share:
Basic
Continuing operations	$.23	$.15
Discontinued operations	—	(.01)
	$.23	$.14

Diluted
Continuing operations	$.22	$.14
Discontinued operations	—	(.01)
	$.22	$.13

Average shares outstanding:
Basic	5,197,071	5,154,633
Diluted	5,466,128	5,490,606

(a)	General and administrative expense includes $208,187 and $149,512 of non-cash stock option expense related to the adoption of FAS 123(R) for 2007 and 2006, respectively.

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IntriCon Corporation 2007 Third-Quarter Results

October 24, 2007

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

Assets
	September 30, 2007	December 31, 2006
	(unaudited)
Current assets

Cash	$1,022,869	$599,459

Restricted cash	69,336	60,158

Accounts receivable, less allowance for doubtful accounts of $218,000 at 2007 and $246,000 at 2006	9,200,046	8,456,450

Inventories	10,273,165	9,030,615

Refundable income taxes	30,951	103,587

Note receivable from sale of discontinued operations, less allowance of $225,000 at 2007 and 2006	234,000	300,000

Other current assets	687,750	235,418

Total current assets	21,518,117	18,785,687

Property, plant and equipment
Machinery and equipment	36,376,488	28,767,904
Less: accumulated depreciation	28,118,423	21,994,344

Net property, plant and equipment	8,258,065	6,773,560

Long-term note receivable from sale of discontinued operations	—	75,000

Goodwill	8,147,623	5,927,181

Investment in partnerships	1,558,925	1,800,000

Other assets, net	1,454,638	920,051

	$40,937,368	$34,281,479

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IntriCon Corporation 2007 Third-Quarter Results

October 24, 2007

IntriCon Corporation

Consolidated Condensed Balance Sheets

(Unaudited)

Liabilities and Shareholders’ Equity	September 30, 2007	December 31, 2006
	(unaudited)
Current liabilities

Checks written in excess of cash	$1,381,845	$661,756

Current maturities of long-term debt	1,195,373	952,730

Accounts payable	3,704,750	5,161,450

Income taxes payable	150,230	173,810

Deferred gain on building sale	110,084	110,084

Short-term partnership payable	260,000	260,000

Other accrued liabilities	4,060,566	3,021,201

Total current liabilities	10,862,848	10,341,031

Long-term debt, less current maturities	8,772,155	3,830,461

Other post-retirement benefit obligations	951,175	1,063,744

Long-term partnership payable	1,280,000	1,280,000

Note payable, net of current portion (Amecon)	515,720	515,720

Deferred income taxes	79,273	79,273

Accrued pension liability	584,808	628,569

Deferred gain on building sale, net of current portion	853,152	935,715

Total non-current liabilities	13,036,283	8,333,482

Total liabilities	23,899,131	18,674,513

Commitments and contingencies
Shareholders’ equity
Common shares, $1 par; 10,000,000 shares authorized;
5,722,975 and 5,706,235 shares issued; 5,207,221 and 5,190,481 outstanding	5,722,975	5,706,235
Additional paid-in capital	12,570,899	12,339,988

Accumulated earnings (deficit)	215,307	(989,505)

Accumulated other comprehensive loss	(205,866)	(184,674)

Less: 515,754 common shares held in treasury, at cost	(1,265,078)	(1,265,078)

Total shareholders’ equity	17,038,237	15,606,966

	$40,937,368	$34,281,479

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